UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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APA CORPORATION

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Shareholder Outreach Spring 2022

Certain statements in this presentation contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including, without limitation, expectations, beliefs, plans, and objectives regarding anticipated financial and operating results, asset divestitures, estimated reserves, drilling locations, capital expenditures, price estimates, typical well results and well profiles, type curve, and production and operating expense guidance included in this presentation. Any matters that are not historical facts are forward looking and, accordingly, involve estimates, assumptions, risks, and uncertainties, including, without limitation, risks, uncertainties, and other factors discussed in our most recently filed Annual Report on Form 10-K, recently filed Quarterly Reports on Form 10-Q, recently filed Current Reports on Form 8-K available on our website, www.apacorp.com, and in our other public filings and press releases. These forward-looking statements are based on APA Corporation’s (APA) current expectations, estimates, and projections about the company, its industry, its management’s beliefs, and certain assumptions made by management. No assurance can be given that such expectations, estimates, or projections will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this presentation, including the company’s ability to meet its production targets, successfully manage its capital expenditures and to complete, test, and produce the wells and prospects identified in this presentation, to successfully plan, secure necessary government approvals, finance, build, and operate the necessary infrastructure, and to achieve its production and budget expectations on its projects. Whenever possible, these “forward-looking statements” are identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possible,” “potential,” “projects,” “prospects,” “should,” “would,” “will,” and similar phrases, but the absence of these words does not mean that a statement is not forward-looking. Because such statements involve risks and uncertainties, the company’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Unless legally required, we assume no duty to update these statements as of any future date. However, you should review carefully reports and documents that the company files periodically with the Securities and Exchange Commission. Cautionary Note to Investors: The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC's definitions for such terms. We may use certain terms in this presentation, such as “resource,” “resource potential,” “net resource potential,” “potential resource,” “resource base,” “identified resources,” “potential net recoverable,” “potential reserves,” “unbooked resources,” “economic resources,” “net resources,” “undeveloped resource,” “net risked resources,” “inventory,” “upside,” and other similar terms that the SEC guidelines strictly prohibit us from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 available at www.apacorp.com or by writing at: 2000 Post Oak Blvd., Suite 100, Houston, Texas 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. Certain information may be provided in this presentation that includes financial measurements that are not required by, or presented in accordance with, generally accepted accounting principles (GAAP). These non-GAAP measures should not be considered as alternatives to GAAP measures, such as net income, total debt or net cash provided by operating activities, and may be calculated differently from, and therefore may not be comparable to, similarly titled measures used at other companies. For a reconciliation to the most directly comparable GAAP financial measures, please refer to APA’s fourth quarter 2021 earnings release at www.apacorp.com and “Non-GAAP Reconciliations” of this presentation. None of the information contained in this document has been audited by any independent auditor. This presentation is prepared as a convenience for securities analysts and investors and may be useful as a reference tool. We may elect to modify the format or discontinue publication at any time, without notice to securities analysts or investors. Notice to Investors

Overview of APA Who We Are Where We Operate APA Corporation and its subsidiaries explore for, develop, and produce natural gas, crude oil, and natural gas liquids Our vision is to be the premier exploration and production company, contributing to global progress by helping meet the world's energy needs Our mission is to grow in an innovative, safe, environmentally responsible, and profitable manner for the benefit of our shareholders We take a differentiated approach to the exploration and production of cost-advantaged hydrocarbons through innovation, technology, optimization, continuous improvement, and relentless focus on costs to deliver top-tier returns Our Strategy United States UK North Sea Egypt Suriname Diversify risk through balanced commodity profile and geographic pricing points Maintain flexibility to re-allocate capital within portfolio in response to commodity price opportunity Retain capability to build inventory through exploration or acquire & exploit Prioritize long-term full-cycle returns through capital allocation Invest to sustain/slightly grow global production from pre-pandemic levels Focused on immediate and actionable ESG opportunities most relevant to our industry and APA Foundation For Long-Term Success Leveraging Diversified Portfolio Disciplined Financial Approach Return a minimum of 60% of Free Cash Flow to shareholders through a competitive ordinary dividend and share repurchases Aggressively manage cost structure Continue to strengthen the balance sheet

2021 Highlights

Financial

- Generated ~$1.8 billion of Free Cash Flow[1], **one of the highest in our 67-year history**
- Initiated shareholder return framework: **minimum of 60% of Free Cash Flow to shareholders**
  - Returned ~$870 million to APA shareholders through share buybacks & dividends in 4Q'21
  - Raised dividend twice
- **Reduced APA Net Debt[1,2] by $1.2 billion**; eliminated >20% of outstanding bonds

Portfolio

- **Egypt Production Sharing Contract (PSC) Modernization signed in late December**
  - Incentivizes higher investment, returns to oil production growth; Free Cash Flow accretive
- **Successful flow test at Sapakara South** supports progression of development project in Block 58 Suriname
- Continued to **streamline portfolio with $256 million of noncore asset sales** in the Permian Basin
- Announced Altus Midstream / EagleClaw combination **creating a vehicle to monetize APA stake & deconsolidate**

ESG

- Achieved 2021 ESG goals
  - **Eliminated routine flaring onshore U.S.** three months ahead of schedule
  - Significantly **outperformed goals** for U.S. onshore flaring intensity & freshwater consumption
- Delivered **strong safety performance**
  - Improved DART, TRIR, SIF[3] metrics by 43%, 45%, and 60%, respectively, over 2020

(1) For a reconciliation to the most directly comparable GAAP financial measure please refer to the Non-GAAP Reconciliations. Please refer to the glossary of referenced terms for the definition of Free Cash Flow.
(2) Excludes Altus Midstream (ALTM).
(3) Days Away, Restricted or Transferred (DART); Total Recordable Incident Rate (TRIR); Severe Injury and Fatality Rate (SIF).

APA Corporation

4

CEO Compensation ELEMENT 2021 STRUCTURE Base Salary Target base pay at peer median for a third year in a row; reviewed annually Annual Incentive Achievement based on performance against pre-determined corporate objectives: 80% quantitative and 20% qualitative goals: Quantitative Metrics: Health and Safety (10%); ESG (10%); Free Cash Flow (20%); Cash Costs per BOE (20%); Drilling Capital Efficiency (10%); All-in Finding and Development (F&D) (10%) Qualitative Metrics: Suriname Exploration (10%); Egypt Exploration (10%) In 2021, moved away from subjective to quantitatively measured ESG metrics by specifically targeting flaring intensity and freshwater consumption Aggressive targets for each objective are set at the beginning of the year based on our strategic plan Approved payment of the annual incentive in accordance with the outcomes of the plan. The MD&C Committee did not exercise discretion Long Term Incentive 60% in performance shares and 40% in RSUs Performance shares are tied to CROIC (50% weight) and relative TSR (50% weight), which includes expanded Peer Group with a broader energy mix and an increased weighting of the S&P 500 index(1) Vests 50% after each of 3rd and 4th years Our executive compensation program is specifically designed to meet the dynamic needs of our business, align APA executives with shareholders, and align with market best practices 2021 TSR peer group includes: Antero Resources Corp., Cabot Oil & Gas Corporation, Chevron Corporation, Cimarex Energy Co., Civitas Resources, Inc., CNX Resources Corporation, ConocoPhillips Company, Continental Resources, Inc., Devon Energy Corporation, Diamondback Energy, Inc., EOG Resources, Inc., EQT Corporation, Exxon Mobil Corporation, Hess Corporation, Kosmos Energy Ltd., Magnolia Oil & Gas Corporation, Marathon Oil Corporation, Matador Resources Company, Murphy Oil Corporation, Occidental Petroleum Corporation, Ovintiv Inc., PDC Energy, Inc., Pioneer Natural Resources Co., Range Resources Corporation, Southwestern Energy Company. 2021 TARGET CEO COMPENSATION At-Risk 89.4% 10x CEO is required to hold 10x his base salary in stock 15% CEO must hold at least 15% of shares earned until retirement 9% Reduction in long-term incentive target for CEO to maintain alignment with current market reference pay levels

2021 Corporate Performance Metric Payouts Metric Weighting Assessment Score Quantitative Financial 40   Free Cash Flow (in millions) Maximum 40.0 Cash Costs per BOE ($/BOE) Below Target 18.8 Operational 20   Drilling Capital Efficiency (P/I) Above Target 12.0 All-in Finding and Development ($/BOE) Maximum 20.0 Health and Safety 10 Above Target  14.0 Environmental, Social, and Governance (ESG) 10  Achieved 10.0 Qualitative Exploration Goals 20 Above Target 35.0 Final Achievement 100 149.8 Annual incentive compensation continues to seek to drive sustainable Free Cash Flow, reduce debt, and advance development of key opportunities and ESG Enhancements based on shareholder feedback include a simplified plan focusing on key financial, operational, and ESG metrics and increased weighting on measurable metrics removing subjectivity from achievement

Enhanced Disclosure of Quantitative & Qualitative Non-Financial Metrics

	Component	Achievement	Assessment
Health and Safety	Global AIM for ZERO[1] Alignment	• Achieved more than 90% implementation on AIM for ZERO in Egypt operations and more than 90% of record integration and upload development of existing legacy portal submittals	Above Target
	Global AIM for ZERO[1] Tracking and Communication	• Achieved 100% of 2x target with a year-end final submittal rate of 606.1 and more than 90% of AIM for ZERO closures with total achievement at 98%	
	Global Incident Corrective Action Close-Out	• Achieved 91% of incident corrective action close-out globally	
	Lagging Indicators	• TRIR 0.260[2]; SIFR 0.016[3]	
ESG	U.S. Onshore Routine Flaring	• Eliminated U.S. onshore routine flaring, achieving 100% of target by October 2021	Achieved
	Flaring Intensity	• Delivered year-end flaring intensity at 0.30%, < 1% target	Above Target
	Freshwater Consumption Reduction	• Consumed fresh water at a rate of 3%, < 20% target	Above Target
	Foster a More Inclusive Culture Where All Employees Can Thrive	• **Diversity & Inclusion**: Strengthened commitment through annual mandatory training, refreshing Global D&I Council, increased employee engagement in ERGs, global employee engagement campaigns, global mentorship program, annual pay equity analysis, and expanded community outreach efforts • **Organizational Development:** Launched updated approach to global performance management and implemented additional resources to support employees in personal and professional development	Achieved
Exploration	Suriname	• In Block 58, completed successful test at Sapakara well; matured and presented drilling opportunities • In Block 53, matured prospects for drilling; engaged in discussions with Staatsolie to progress license extension	Above Target
	Egypt	• Tested new play concepts; achieved success with downthrown traps in Hadid • Sushan well delivered 3 pay zones • Tested structures on peripheries of the HC system; established boundaries for proven petroleum system	Maximum

(1) *A companywide initiative to instill a mindset of safety and environmental responsibility in our employees and contractors at all levels. This initiative is not just an environmental, health, and safety program, but a way of working and empowering our workforce to do the right thing, regardless of the situation.*
(2) *Total Recordable Incident Rate.*
(3) *Severe Injury and Fatality Rate.*

APA Corporation 7

2021 Long-Term Incentive Compensation and Pay for Performance Alignment Metric Threshold 50% Target 100% Max 200% Actual Achievement of Target Plan Allocation Achievement Relative TSR Payout Multiple Based on Peer Ranking 16th out of 18 peers 0% 50% 0% CROIC 12.7% 15.9% 19.1% 19.5% 200% 50% 100% Overall Achievement: 100% 2019 performance share program payout Pay for performance alignment The realizable value of the CEO and President’s compensation is strongly aligned with stockholder value; the CEO and President has never reduced his ownership in the company so his experience is aligned with that of our shareholders

Go-Forward Compensation Decisions & ESG Goals Our Management Development and Compensation Committee (MD&C) Committee has made a number of changes to our compensation program in recent years to ensure it is reflective of our long term business strategy and that we have market alignment with our peers 2022 COMPENSATION DECISIONS Total Recordable Incident Rate (TRIR); Severe Injury and Fatality Rate (SIF). Long-Term Incentive Compensation For 2022, long-term strategy remains unchanged: a focus on creating sustainable free cash flow by continuing to prioritize long-term returns over growth, strengthening our balance sheet through debt reduction, and advancing a large-scale opportunity in Suriname We also continue our efforts to differentiate the Company through our ESG programs and strategy and our current short-term goals include: Egypt: 40% reduction of upstream routine flaring in Egypt by year-end People: Develop and implement a future of work strategy inclusive of working model, workplace and technology enhancements Supplier Diversity: Establish a Supplier Diversity program and externally report Tier I spend by category by year-end Safety: TRIR and SIF targets(1) Annual Incentive Compensation For 2022, established an inaugural, long-term incentive compensation-linked emissions reduction goal: Reduction in CO2e: Deliver projects by December 31, 2024 that will reduce 1 million tonnes of CO2e; emissions eliminated related to the projects will be certified externally Measured over a three-year period against targets determined for a list of identified projects, using the CO2e calculation standards applicable to each country of operations

Robust Leadership Demonstrated by Board Nominees

Our directors bring independence and comprehensive expertise to the board and assure that long-term shareholders interests are being served



John Lowe
Non-Executive Chairman
- Board member at Phillips 66 and TC Energy Corp.



Annell Bay
- Board member at Hunting Plc. and Verisk Analytics
- Former vice president, Global Exploration at Marathon Oil Corp.

CRG&N*, MD&C



John Christmann, IV
Chief Executive Officer and President
- Previously served as Executive Vice President and COO, North America at APA



Juliet Ellis
- Board member at Donnelley Financial Solutions
- Former managing director and senior portfolio manager at Invesco

CRG&N, MD&C



Chansoo Joung
- Board member at Magellan Midstream Partners
- Former partner at Warburg Pincus and head of Americas Natural Resources Group at Goldman Sachs

AC*, CRG&N



Lamar McKay
- Board member at CRH Plc.
- Former Chief Transition Officer and former deputy CEO, BP

CRG&N, MD&C



Amy Nelson
- Board member at NexTier Oilfield Solutions, and Helix Energy Solutions Group
- President and founder of Greenridge Advisors, former vice president of SCF Partners

AC, CRG&N



Daniel Rabun
- Independent Chairman at ChampionX Corp. and Board member at Golar LNG
- Previously served as Chairman, President and CEO at Ensco and partner at Baker & McKenzie LLP

AC, CRG&N



Peter Ragauss
- Board member at Williams Companies
- Former senior vice president and CFO at Baker Hughes

AC



David Stover
- Former Chairman and CEO of Noble Energy
- Former vice president and business unit leader for the Gulf of Mexico Shelf at BP

AC (expected)

JOINED IN 2022



Charles Hooper
- Senior Counselor at The Cohen Group
- Former Director of the Defense Security Cooperation Agency

CRG&N, MD&C

JOINED IN 2022

In 2022, our Board welcomed two new directors; David Stover who brings more than 40 years of domestic and international oil and gas industry expertise, and retired Lt. Gen. Charles Hooper who brings significant global affairs experience and has spent considerable time in Egypt where APA has significant operations

Key:

* Committee Chair

AC: Audit Committee

CRG&N: Corporate Responsibility, Governance, and Nominating Committee

MD&C: Management Development and Compensation Committee

APA Corporation

10

Diverse Board Nominees with Balance of Skills and Experiences Director Nominees   CEO/Senior Officer Experience   Financial Reporting Experience     Industry Experience     Global Experience   Environmental/ Regulatory Experience   Other Public Company Board Experience Annell R. Bay ●   ● ● ● ● John J. Christmann IV ● ● ● ● ● Juliet S. Ellis ● ● ● ●   ● Charles W. Hooper ● ● Chansoo Joung   ● ● ●   ● John E. Lowe ● ● ● ● ● ● H. Lamar McKay ● ● ● ● ● ● Amy H. Nelson   ● ●   ● ● Daniel W. Rabun ● ● ● ● ● ● Peter A. Ragauss ● ● ● ●   ● David L. Stover ● ● ● ● ● ● Percentage of Board Our Board takes a thoughtful and deliberate approach to refreshment to ensure a balance of skills, diversity, and experience; recent additions reduced the average tenure from 17 to 5.6 years Balanced Tenures Average Tenure (Years) 2013 17 2022 5.6 Substantial Recent Refreshment

Environmental Stewardship Diversity & Inclusion Governance Key Highlights: Published enhanced greenhouse gas data, reporting aligned with SASB and TCFD and a Climate Statement and TCFD scenario analysis in our Sustainability Report Eliminated routine U.S. onshore flaring Formed an ESG Management Committee of cross-functional management-level employees responsible for evaluating ESG risks and opportunities Key Changes for 2022: Tying 20 percent of every employee’s annual incentive compensation to ESG goals Adding an ESG metric to our performance share program in our long-term incentive compensation plan Key Highlights: Collaborated with a Diversity & Inclusion consultant and implemented a strategy to identify areas of improvement, establish goals, and introduce new initiatives to drive our progress going forward. This includes: Tracking gender and ethnic diversity across management, new hires, and promotions and measure progress on our efforts to advance D&I Incorporating a D&I goal in our annual incentive compensation and including the establishment of a supplier diversity program in 2022 Launching mandatory, companywide D&I training for all leaders with direct reports and creating a Diversity & Inclusion Council to provide employee perspectives and feedback on key initiatives Key Highlights: Continuing to ensure that APA’s full Board receives regular updates on key ESG and Sustainability issues Board committees are also engaged in the oversight of key issues: The Corporate Responsibility, Governance & Nominating Committee oversees corporate governance and ESG issues as well as the Sustainability Report The Audit Committee oversees risk management including climate change-related business, legal and regulatory risk management The Management Development & Compensation Committee oversees executive compensation, development, and succession planning, and seeks improvement in diversity and inclusion practices Environmental, Social & Governance Highlights

We Request Your Support at the 2022 Annual Meeting Board Voting Recommendations ü FOR the election of directors ü FOR the ratification of appointment of Ernst & Young LLP as our independent auditor ü FOR the advisory vote to approve the compensation of our named executive officers Our Board asks for your support at the 2022 Annual Meeting

Appendix

17 Upstream Capital Investment: Includes exploration, development, gathering, processing, and transmission capital, capitalized overhead, and settled asset retirement obligations. Excludes capitalized interest, non-cash asset retirement additions and revisions, Egypt noncontrolling interest and all Altus Midstream capital. Free Cash Flow: Cash flow from operations before changes in operating assets and liabilities (including Egypt minority interest) Minus: Upstream capital investment (including Egypt minority interest) Distributions to noncontrolling interest (Egypt) Consolidated operating cash flow impacts of Altus Midstream Plus: Cash dividends received from Altus Midstream In addition to the terms above, a list of commonly used definitions and abbreviations can be found in APA Corporation’s Form 10-K for the year ended December 31, 2021. Glossary of Referenced Terms

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company's ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry. ($ in millions) Reconciliation of Net Cash Provided by Operating Activities to Cash Flows from Operations before Changes in Operating Assets and Liabilities and Free Cash Flow Non – GAAP Reconciliation Cash Flow Before Changes in Operating Assets & Liabilities and Free Cash Flow

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Altus Midstream LP credit facility is unsecured and is not guaranteed by the Company or any of its other subsidiaries. Reconciliation of Debt to Net Debt ($ in millions) Non – GAAP Reconciliation Net Debt

Thank You